Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:
Liz Sharp, VP Investor Relations
Smith & Wesson Holding Corp.
(413) 747-3304
lsharp@smith-wesson.com
William F. Spengler, Chief Financial Officer
Smith & Wesson Holding Corp.
(413) 747-3304
Smith & Wesson Holding Corporation Announces
Second Quarter Financial Results
SPRINGFIELD, Mass., December 15, 2008 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), parent company of Smith & Wesson Corp., the legendary 156-year old company in the global business of safety, security, protection and sport, today announced financial results for its second fiscal quarter ended October 31, 2008.
Net product sales for the three months ended October 31, 2008 were $72.7 million, a $2.0 million, or 2.8%, increase over net product sales for the three months ended October 31, 2007. Net loss for the second fiscal quarter of $76.2 million, or $1.62 per fully diluted share, compared with net income of $2.9 million, or $0.07 per fully diluted share, for the comparable quarter last year. Excluding the impact of a non-cash impairment charge of $76.5 million which the Company is taking related to a write-down of goodwill and intangible assets recorded upon the purchase of Thompson/Center Arms, net income would have been approximately $245,000, or $0.01 per fully diluted share.
Total firearms sales were $67.5 million, an increase of $1.7 million, or 2.6%, over the second quarter of last year. Pistol sales increased 40% to $18.5 million, driven by continued consumer demand and law enforcement adoption of the M&P polymer pistol line and by strong consumer sales of the Sigma pistol line. Sales of M&P pistols increased 45% in the second quarter. M&P tactical rifle sales increased by 308% in the second quarter as demand for this product remained strong in both the consumer and law enforcement channels. Total revolver sales declined slightly in the second quarter versus the comparable quarter one year ago, based upon a large international order included in last year’s results. Domestic revolver sales increased by 13% versus the second quarter of last year. Sales of non-firearms accessories, including handcuffs, totaled $5.2 million, a 4.5% increase over non-firearms accessories sales of $5.0 million in the second quarter last year. Hunting rifle sales of $11.5 million represented a decline of $7.9 million, or 41%, from the comparable quarter in the last fiscal year. Hunting products continued to be negatively impacted by a number of factors, including their position in the consumer discretionary marketplace and a distribution channel that is buying cautiously following an industry-wide inventory correction.
Michael F. Golden, President and Chief Executive Officer, said, “The second quarter delivered mixed results, some very positive and others very disappointing. While the general environment remained challenging, we focused on removing costs from the hunting related portion of our business while capitalizing on opportunities to grow the remaining majority of our company.”

“Our handgun and tactical rifle products continued to deliver very positive results. These products have consistently performed well over the past several quarters, despite the recession we have been experiencing for nearly a full year. Sales of our M&P products remained strong, supported by a number of law enforcement and international orders. In fact, we shipped our first order to Iraq in the second quarter, consisting of M&P pistols for Iraqi military and security forces. To date, our M&P pistols have been selected by 465 law enforcement agencies and continue to win over 80% of all contests in which they compete. Our M&P15 tactical rifle sales were particularly strong in the second quarter, having now been selected by 204 law enforcement agencies and winning over 90% of all contests in which they compete.”
Gross profit of $20.0 million was $3.1 million, or 13.5%, lower than gross profit for the comparable quarter last year. Gross margins decreased to 27.3% from 32.3% for the comparable quarter last year. Gross margins were impacted by lower hunting rifle production volumes, which reduced overhead absorption at our Thompson/Center manufacturing facility; a shift in sales toward hunting rifles with lower gross margins; and promotional spending on both hunting rifles and handguns.
The current environment for our hunting rifle business made it appropriate for us to review the book value of assets originating from our purchase of Thompson/Center Arms. This process entailed a review of those assets under SFAS 144 and SFAS 142 accounting standards. Based upon the analysis we conducted in cooperation with outside valuation experts and our independent audit firm, we have taken a $76.5 million, non-cash impairment charge, which is net of a $21.8 million adjustment to deferred tax credit, in the second quarter to reflect the impairment of goodwill and intangible assets recorded upon the purchase of Thompson/Center Arms.
Operating expenses, including the impact of the impairment charge, were $115.5 million. Excluding the impact of the impairment charge, operating expenses for the second quarter increased by approximately $708,000, or 4.3%, over the second quarter last year. Total other expense, net, increased to $2.2 million in the quarter, reflecting mostly a non-cash, mark-to-market adjustment on foreign exchange contracts offset by lower interest costs.
Adjusted EBITDAS, a non-GAAP financial metric introduced last quarter, was $6.6 million in the second quarter, compared with $11.4 million in the second quarter of fiscal 2008. On a year-to-date basis, adjusted EBITDAS was $16.8 million versus $24.8 million in the first six months of fiscal 2008.
Golden concluded, “The hunting market is uncertain for the foreseeable future. The burden that the hunting business places on the otherwise healthy majority of our business is a significant consideration as we plan for our future. In addition to supporting our current growth in tactical rifle sales, the barrel manufacturing expertise in our Thompson/Center Arms facility is a core competency on which we presently place value as we prepare to compete for future opportunities, including those from the military. We have initiated a number of cost-cutting measures, such as extended holiday factory closures, support function consolidations, and workforce reductions. We will continue to identify and execute further actions to reduce costs, while we regularly assess this part of our business and its impact on the balance of Smith & Wesson.”

Conference Call
The Company will host a conference call today, December 15, 2008, to discuss its second quarter results and its outlook. The conference call may include forward-looking statements. The conference call will be Web cast and will begin at 5:00pm Eastern Time (2:00pm Pacific). The live audio broadcast and replay of the conference call can be accessed on the Company’s Web site at www.smith-wesson.com, under the Investor Relations section. The Company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.
Reconciliation of U.S. GAAP to Adjusted EBITDAS
In this press release, a non-GAAP financial measure, known as “Adjusted EBITDAS” is presented. Adjusted EBITDAS excludes the effects of interest, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based employee compensation expense and certain other non-cash transactions. See the attached “Reconciliation of GAAP Net Income to Adjusted EBITDAS” for a detailed explanation of the amounts excluded and included from net income to arrive at adjusted EBITDAS for the three-month and six-month periods ended October 31, 2008 and 2007. Adjusted or non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be, viewed as a substitute for GAAP results. Our definition of these adjusted financial measures may differ from similarly named measures used by others.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of:

	October 31, 2008	April 30, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,850,001	$4,358,856
Accounts receivable, net of allowance for doubtful accounts of $881,256 on October 31, 2008 and $196,949 on April 30, 2008	50,996,561	54,162,936
Inventories	53,944,028	47,159,978
Other current assets	5,473,568	4,724,973
Deferred income taxes	10,548,142	9,947,234
Income tax receivable	1,274,156	1,817,509

Total current assets	125,086,456	122,171,486

Property, plant and equipment, net	49,248,946	50,642,953
Intangibles, net	6,293,610	65,500,742
Goodwill	—	41,173,416
Deferred income taxes	409,771	—
Other assets	9,357,686	10,261,975

	$190,396,469	$289,750,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,138,023	$21,995,705
Accrued expenses	13,755,982	16,610,504
Accrued payroll	4,694,877	5,046,446
Accrued taxes other than income	2,037,573	1,747,235
Accrued profit sharing	5,558,024	4,035,522
Accrued workers’ compensation	582,906	422,686
Accrued product liability	3,250,876	2,767,024
Accrued warranty	1,842,384	1,691,742
Deferred revenue	616,591	212,552
Current portion of notes payable	5,586,794	8,919,640

Total current liabilities	58,064,030	63,449,056

Deferred income taxes	—	20,216,239

Notes payable, net of current portion	84,815,640	118,773,987

Other non-current liabilities	9,577,656	9,460,761

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 48,402,859 shares issued and 47,202,859 shares outstanding on October 31, 2008 and 41,832,039 shares issued and 40,632,039 shares outstanding on April 30, 2008	48,402	41,831
Additional paid-in capital	88,187,549	54,127,721
Retained earnings/(accumulated deficit)	(43,973,459)	30,004,326
Accumulated other comprehensive income	72,651	72,651
Treasury stock, at cost (1,200,000 common shares)	(6,396,000)	(6,396,000)

Total stockholders’ equity	37,939,143	77,850,529

	$190,396,469	$289,750,572

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended:		For the Six Months Ended:
	October 31, 2008	October 31, 2007	October 31, 2008	October 31, 2007
Net product and services sales	$72,729,122	$70,775,676	$150,762,053	$145,187,384
License revenue	497,561	620,614	944,149	1,050,454
Cost of products and services sold	53,259,126	48,318,050	106,362,569	95,950,812

Gross profit	19,967,557	23,078,240	45,343,633	50,287,026

Operating expenses:
Research and development	617,071	476,468	1,392,034	889,005
Selling and marketing	7,375,909	7,223,154	15,079,115	13,873,600
General and administrative	9,259,933	8,845,011	19,908,954	19,181,882
Impairment of long-lived assets	98,243,188	—	98,243,188	—

Total operating expenses	115,496,101	16,544,633	134,623,291	33,944,487

Income/(loss) from operations	(95,528,544)	6,533,607	(89,279,658)	16,342,539

Other income/(expense):
Other income/(expense), net	(926,531)	213,419	(1,566,883)	176,253
Interest income	128,733	9,189	186,907	29,881
Interest expense	(1,414,046)	(2,082,840)	(3,465,324)	(4,316,809)

Total other expense, net	(2,211,844)	(1,860,232)	(4,845,300)	(4,110,675)

Income/(loss) before income taxes	(97,740,388)	4,673,375	(94,124,958)	12,231,864
Income tax expense/(benefit)	(21,508,928)	1,731,575	(20,147,173)	4,599,573

Net income/(loss)/comprehensive income/(loss)	$(76,231,460)	$2,941,800	$(73,977,785)	$7,632,291

Weighted average number of common and common equivalent shares outstanding, basic	47,109,337	40,284,784	46,263,611	40,119,638

Net income/(loss) per share, basic	$(1.62)	$0.07	$(1.60)	$0.19

Weighted average number of common and common equivalent shares outstanding, diluted	47,109,337	48,336,522	46,263,611	48,276,242

Net income/(loss) per share, diluted	$(1.62)	$0.07	$(1.60)	$0.18

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended October 31, 2008:				For the Three Months Ended October 31, 2007:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net product and services sales	$72,729,122	—		$72,729,122	$70,775,676	—		$70,775,676
License revenue	497,561	—		497,561	620,614	—		620,614
Cost of products and services sold	53,259,126	(1,867,861)	(1)	51,391,265	48,318,050	(1,642,267	)(1)	46,675,783

Gross profit	19,967,557	$1,867,861		21,835,418	23,078,240	$1,642,267		24,720,507

Operating expenses:
Research and development	617,071	(21,321)	(1)	595,750	476,468	(3,510	)(1)	472,958
Selling and marketing	7,375,909	(39,986)	(1)	7,335,923	7,223,154	(35,012	)(1)	7,188,142
General and administrative	9,259,933	(1,952,584)	(2)	7,307,349	8,845,011	(3,003,111	)(2)	5,841,900
Impairment of long-lived assets	98,243,188	(98,243,188)	(3)	—	—	—		—

Total operating expenses	115,496,101	(100,257,079)		15,239,022	16,544,633	(3,041,633)		13,503,000

Income/(loss) from operations	(95,528,544)	102,124,940		6,596,396	6,533,607	4,683,900		11,217,507

Other income/(expense):
Other income/(expense), net	(926,531)	770,324	(4)	(156,207)	213,419	(28,470	)(4)	184,949
Interest income	128,733	—		128,733	9,189	—		9,189
Interest expense	(1,414,046)	1,414,046	(5)	—	(2,082,840)	2,082,840	(5)	—

Total other expense, net	(2,211,844)	2,184,370		(27,474)	(1,860,232)	2,054,370		194,138

Income/(loss) before income taxes	(97,740,388)	104,309,310		6,568,922	4,673,375	6,738,270		11,411,645
Income tax expense/(benefit)	(21,508,928)	21,508,928	(6)	—	1,731,575	(1,731,575	)(6)	—

Net income/(loss)/comprehensive income/(loss)	$(76,231,460)	$82,800,382		$6,568,922	$2,941,800	$8,469,845		$11,411,645

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Six Months Ended October 31, 2008:				For the Six Months Ended October 31, 2007:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net product and services sales	$150,762,053	—		$150,762,053	$145,187,384	—		$145,187,384
License revenue	944,149	—		944,149	1,050,454	—		1,050,454
Cost of products and services sold	106,362,569	(3,787,832)	(1)	102,574,737	95,950,812	(3,105,927	)(1)	92,844,885

Gross profit	45,343,633	$3,787,832		49,131,465	50,287,026	$3,105,927		53,392,953

Operating expenses:
Research and development	1,392,034	(44,282)	(1)	1,347,752	889,005	(5,755	)(1)	883,250
Selling and marketing	15,079,115	(83,049)	(1)	14,996,066	13,873,600	(68,820	)(1)	13,804,780
General and administrative	19,908,954	(4,385,606)	(2)	15,523,348	19,181,882	(5,036,669	)(2)	14,145,213
Impairment of long-lived assets	98,243,188	(98,243,188)	(3)	—	—	—		—

Total operating expenses	134,623,291	(102,756,125)		31,867,166	33,944,487	(5,111,244)		28,833,243

Income/(loss) from operations	(89,279,658)	106,543,957		17,264,299	16,342,539	8,217,171		24,559,710

Other income/(expense):
Other income/(expense), net	(1,566,883)	867,386	(4)	(699,497)	176,253	27,825	(4)	204,078
Interest income	186,907	—		186,907	29,881	—		29,881
Interest expense	(3,465,324)	3,465,324	(5)	—	(4,316,809)	4,316,809	(5)	—

Total other expense, net	(4,845,300)	4,332,710		(512,590)	(4,110,675)	4,344,634		233,959

Income/(loss) before income taxes	(94,124,958)	110,876,667		16,751,709	12,231,864	12,561,805		24,793,669
Income tax expense/(benefit)	(20,147,173)	20,147,173	(6)	—	4,599,573	(4,599,573	)(6)	—

Net income/(loss)/comprehensive income/(loss)	$(73,977,785)	$90,729,494		$16,751,709	$7,632,291	$17,161,378		$24,793,669

(1)	To eliminate depreciation expense.

(2)	To eliminate depreciation, amortization and stock-based compensation expense.

(3)	To eliminate write down of long-lived assets.

(4)	To eliminate unrealized mark-to-market adjustments on foreign exchange contracts.

(5)	To eliminate interest expense.

(6)	To eliminate income tax expense.

About Smith & Wesson
Smith & Wesson Holding Corporation, a global leader in safety, security, protection and sport, is parent company to Smith & Wesson Corp., one of the world’s largest manufacturers of quality firearms and firearm safety/security products and parent company to Thompson/Center Arms Company, Inc., a premier designer and manufacturer of premium hunting rifles, black powder rifles, interchangeable firearms systems and accessories under the Thompson/Center brand.  Smith & Wesson licenses shooter protection, knives, apparel, and other accessory lines.  Smith & Wesson is based in Springfield, Massachusetts with manufacturing facilities in Springfield, Houlton, Maine, and Rochester, New Hampshire.  The Smith & Wesson Academy is America’s longest running firearms training facility for law enforcement, military and security professionals.  For more information on Smith & Wesson, call (800) 331-0852 or log on to www.smith-wesson.com. For more information on Thompson/Center Arms, log on to www.tcarms.com.
Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include statements regarding the Company’s anticipated sales and costs, the effects of the current economic environment on the Company, the demand for the Company’s products, consumer spending patterns, distribution channel inventory, the success of the Company’s cost-reduction efforts, and the ability of the Company to capitalize on growth opportunities. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include economic and industry conditions, the demand for the Company’s products, the Company’s growth opportunities, and other risks detailed from time to time in the Company’s reports filed with the SEC, including its Form 10-K Report for the fiscal year ended April 30, 2008.